SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                10/20/03          110,000-            5.2000
                                10/17/03           14,000-            5.2000
                                10/16/03            2,500-            5.2000
                                10/09/03            6,500-            5.2500
                                10/08/03            5,000-            5.2500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.